                                                                   EXHIBIT 10.25
________________________________________________________________________________

                                LOAN AGREEMENT
                  EMULEX CORPORATION, A DELAWARE CORPORATION
                                      AND
                 EMULEX CORPORATION, A CALIFORNIA CORPORATION

________________________________________________________________________________

                               TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----
1    ACCOUNTING AND OTHER TERMS................................................     4
-    --------------------------

2    LOAN AND TERMS OF PAYMENT.................................................     4
-    -------------------------
     2.1    Credit Extensions..................................................     4
     2.2    Overadvances.......................................................     5
     2.3    Interest Rate, Payments............................................     5
     2.4    Fees...............................................................     5

3    CONDITIONS OF LOANS.......................................................     6
-    -------------------
     3.1    Conditions Precedent to Initial Credit Extension...................     6
     3.2    Conditions Precedent to all Credit Extensions......................     6

4    REPRESENTATIONS AND WARRANTIES............................................     6
-    ------------------------------
     4.1    Due Organization and Authorization.................................     6
     4.2    Litigation.........................................................     6
     4.3    No Material Adverse Change in Financial Statements.................     6
     4.4    Solvency...........................................................     6
     4.5    Regulatory Compliance..............................................     7
     4.6    Subsidiaries.......................................................     7
     4.7    Full Disclosure....................................................     7

5    AFFIRMATIVE COVENANTS.....................................................     7
-    ---------------------
     5.1    Government Compliance..............................................     7
     5.2    Financial Statements, Reports, Certificates........................     7
     5.3    Taxes..............................................................     8
     5.4    Insurance..........................................................     8
     5.5    Primary Accounts...................................................     8
     5.6    Financial Covenants................................................     8

6    NEGATIVE COVENANTS........................................................     8
-    ------------------
     6.1    Dispositions.......................................................     8
     6.2    Changes in Business, Ownership, Management or Business Locations...     8
     6.3    Mergers or Acquisitions............................................     8
     6.4    Indebtedness.......................................................     9
     6.5    Encumbrance........................................................     9
     6.6    Distributions; Investments.........................................     9
     6.7    Transactions with Affiliates.......................................     9
     6.8    Subordinated Debt..................................................     9
     6.9    Compliance.........................................................     9

7    EVENTS OF DEFAULT.........................................................     9
-    -----------------
     7.1    Payment Default....................................................     9
     7.2    Covenant Default...................................................     9
     7.3    Material Adverse Change............................................    10
     7.4    Attachment.........................................................    10
     7.5    Insolvency.........................................................    10
     7.6    Other Agreements...................................................    10
     7.7    Judgments..........................................................    10
     7.8    Misrepresentations.................................................    10

8    BANK'S RIGHTS AND REMEDIES................................................    10
-    --------------------------

     8.1    Rights and Remedies................................................    10
     8.2    Remedies Cumulative................................................    11
     8.3    Demand Waiver......................................................    11

9    NOTICES AND WAIVERS.......................................................    11
-    -------------------
     9.1    Notices............................................................    11
     9.2    Subrogation and Similar Rights.....................................    11
     9.3    Waivers of Notice..................................................    12
     9.4    Subrogation Defenses...............................................    12
     9.5    Right to Settle, Release...........................................    12

10   CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER...............................    13
--   -------------------------------------------

11   GENERAL PROVISIONS........................................................    13
--   ------------------
     11.1   Successors and Assigns.............................................    13
     11.2   Indemnification....................................................    13
     11.3   Time of Essence....................................................    13
     11.4   Severability of Provision..........................................    13
     11.5   Amendments in Writing, Integration.................................    13
     11.6   Counterparts.......................................................    13
     11.7   Survival...........................................................    14
     11.8   Confidentiality....................................................    14
     11.9   Attorneys' Fees, Costs and Expenses................................    14

12   DEFINITIONS...............................................................    14
--   -----------
     12.1   Definitions........................................................    14

       This LOAN AGREEMENT dated August 24, 1999, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 38 Technology Drive, Suite 150, Irvine, California 92618 and EMULEX CORPORATION, A DELAWARE CORPORATION and EMULEX CORPORATION, A CALIFORNIA CORPORATION ("Borrower") provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1      ACCOUNTING AND OTHER TERMS
       --------------------------

       Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2      LOAN AND TERMS OF PAYMENT
       -------------------------

2.1    Credit Extensions.

       Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1  Revolving Advances.

       (a) Bank will make Advances not exceeding (i) the Committed Revolving Line, minus (ii) the Cash Management Services Sublimit, minus (iii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iv) the ACH Sublimit, minus (v) the outstandings under the outstanding SCS transactions. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

       (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit A. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

       (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2  Letters of Credit.

       Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the Committed Revolving Line minus (ii) the outstanding principal balance of the Advances minus the Cash Management Sublimit; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $1,000,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3  Cash Management Services Sublimit.

       Borrower may use up to $50,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.1.4  ACH Sublimit.

       Borrower may use up to $500,000 for direct deposit of payroll, ACH services (the "ACH Sublimit"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.1.5  Supply Chain Sublimit.

       Borrower may use up to $2,000,000 for commercial transactions with the Supply Chain Services (SCS) Division of the Bank. The aggregate of such transactions will reduce the availability of the Committed Revolving Line and the Borrowing Base by an equal amount for as long as the SCS transactions remain outstanding.

2.2    Overadvances.

       If Borrower's Obligations under Section 2.1.1, 2.1.2, 2.1.3, 2.1.4 and
2.1.5 exceed the Committed Revolving Line, Borrower must immediately pay in cash to Bank the excess.

2.3    Interest Rate, Payments.

       (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 percentage points above the Prime Rate.
After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

       (b) Payments. Interest due on the Committed Revolving Line is payable on the last day of each month. Bank may debit any of Borrower's deposit accounts including Account Number 0600592670 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4    Fees.

       Borrower will pay:

       (a) Facility Fee. A fully earned, non-refundable Facility Fee of $14,062.50 due on the Closing Date; and

       (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3      CONDITIONS OF LOANS
       -------------------

3.1    Conditions Precedent to Initial Credit Extension.

       Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires and that Bank's loan to Emulex Corporation, Emulex Europe Limited and Interconnections, Inc. is paid and closed (loan #600592601).

3.2    Conditions Precedent to all Credit Extensions.

       Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

       (a) timely receipt of any Payment/Advance Form; and

       (b) the representations and warranties in Section 4 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 4 remain true.

4      REPRESENTATIONS AND WARRANTIES
       ------------------------------

       Borrower represents and warrants as follows:

4.1    Due Organization and Authorization.

       Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could reasonably be expected to cause a Material Adverse Change.

       The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

4.2    Litigation.

       Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

4.3    No Material Adverse Change in Financial Statements.

       All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

4.4    Solvency.

       The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

4.5    Regulatory Compliance.

       Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

4.6    Subsidiaries.

       Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

4.7    Full Disclosure.

       No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

5      AFFIRMATIVE COVENANTS
       ---------------------

       Borrower will do all of the following:

5.1    Government Compliance.

       Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

5.2    Financial Statements, Reports, Certificates.

       (a) Borrower will deliver to Bank: (i) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (ii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iii) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

       (b) Within 50 days after the last day of each quarter, Borrower will deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.

5.3    Taxes.

       Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

5.4    Insurance.

       Borrower will keep, and cause each Subsidiary to keep, its business insured for risks and in amounts, as Bank may reasonably request.

5.5    Primary Accounts.

       Borrower will maintain its primary depository and operating accounts with Bank.

5.6    Financial Covenants.

       Borrower will maintain as of the last day of each quarter:

          (i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.00.

          (ii)   Tangible Net Worth.  A Tangible Net Worth of at least
$120,000,000.

          (iii) Profitability. Borrower will have a minimum net profit of $1 for each quarter.

6      NEGATIVE COVENANTS
       ------------------

       Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld:

6.1    Dispositions.

       Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

6.2    Changes in Business, Ownership, Management or Business Locations.

       Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank) of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

6.3    Mergers or Acquisitions.

       Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

6.4    Indebtedness.

       Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

6.5    Encumbrance.

       Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

6.6    Distributions; Investments.

       Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

6.7    Transactions with Affiliates.

       Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

6.8    Subordinated Debt.

       Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

6.9    Compliance.

       Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonable be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

7      EVENTS OF DEFAULT
       -----------------

       Any one of the following is an Event of Default:

7.1    Payment Default.

       If Borrower fails to pay any of the Obligations within 3 days after their due date. During the 3 day period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

7.2    Covenant Default.

       If Borrower does not perform any obligation in Section 5 or violates any covenant in Section 6 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

7.3    Material Adverse Change.

       If the Bank determines, based upon information available to it and in the exercise of its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants set forth in Section 5 during the next succeeding financial reporting period.

7.4    Attachment.

       If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

7.5    Insolvency.

       If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

7.6    Other Agreements.

       If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

7.7    Judgments.

       If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

7.8    Misrepresentations.

       If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

8      BANK'S RIGHTS AND REMEDIES
       --------------------------

8.1    Rights and Remedies.

       When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

       (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank); and

       (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

8.2    Remedies Cumulative.

       Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

8.3    Demand Waiver.

       Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9      NOTICES AND WAIVERS
       -------------------

9.1    Notices.

       Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

       If to Borrower    Emulex Corporation, a Delaware corporation
                         3535 Harbor Boulevard
                         Costa Mesa, CA 92626
                         Attn: Michael J. Rockenbach
                         FAX: 714-641-0172

       and to            Emulex Corporation, a California corporation
                         3535 Harbor Boulevard
                         Costa Mesa, CA 92626
                         Attn: Michael J. Rockenbach
                         FAX: 714-641-0172

       If to Bank        Silicon Valley Bank
                         38 Technology Drive, Suite 150
                         Irvine, CA 92618
                         Attn: Marla W. Johnson
                         FAX: 949-789-1930

9.2    Subrogation and Similar Rights.

       Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 9.2 shall be null and void. If any payment is made to a Borrower in contravention of this Section 9.2, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

9.3    Waivers of Notice.

       Each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower's risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Borrower with respect to the Obligations in any manner or whatsoever.

9.4    Subrogation Defenses.

       Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2850, 2899 and 3433 and
California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

9.5    Right to Settle, Release.

       (a) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, or rights, if any, which Borrower may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

       (b) Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents, relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

10     CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER
       -------------------------------------------

       California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Orange County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11     GENERAL PROVISIONS
       ------------------

11.1   Successors and Assigns.

       This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

11.2   Indemnification.

       Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

11.3   Time of Essence.

       Time is of the essence for the performance of all obligations in this Agreement.

11.4   Severability of Provision.

       Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.5   Amendments in Writing, Integration.

       All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

11.6   Counterparts.

       This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

11.7   Survival.

       All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 11.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

11.8   Confidentiality.

       In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

11.9   Attorneys' Fees, Costs and Expenses.

       In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

12     DEFINITIONS
       -----------

12.1   Definitions.

       In this Agreement:

       "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

       "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

       "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

       "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

       "Cash Management Services" are defined in Section 2.1.3.

       "Closing Date" is the date of this Agreement.

       "Committed Revolving Line" is an Advance of up to $10,000,000.

       "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

       "Credit Extension" is each Advance, Letter of Credit, or any other extension of credit by Bank for Borrower's benefit.

       "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

       "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

       "GAAP" is generally accepted accounting principles.

       "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

       "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

       "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

       "Letter of Credit" is defined in Section 2.1.2.

       "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

       "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

       "Material Adverse Change" is defined in Section 7.3.

       "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services and letters of credit, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

       "Permitted Indebtedness" is:

       (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

       (b) Indebtedness existing on the Closing Date and shown on the Schedule;

       (c)  Subordinated Debt;

       (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

       (e) Indebtedness secured by Permitted Liens.

       "Permitted Investments" are:

       (a) Investments shown on the Schedule and existing on the Closing Date;
and

       (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 5 years from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue and (iv) marketable obligations of United States corporations rated "A" or better from either Standard & Poor's Corporation or Moody's Investor Service, Inc. maturing no more than 5 years from its acquisition.

       "Permitted Liens" are:

       (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

       (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books;

       (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the
                                          --
property and improvements and the proceeds of the equipment;

       (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under any lease or license, if the leases, subleases, licenses and
                                        --
sublicenses permit granting Bank a security interest;

       (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension,
                                                            ---
renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

       "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

       "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

       "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

       "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

       "Revolving Maturity Date" is January 31, 2000.

       "Schedule" is any attached schedule of exceptions.

       "SCS" is defined in Section 2.1.5.

       "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

       "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

       "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a)
                              -----
goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.
                      ---

       "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.


BORROWER:

Emulex Corporation, a Delaware corporation


By: /s/ Paul F. Folino
   _________________________________________

Title:  President
      ______________________________________


Emulex Corporation, a California corporation


By: /s/ Paul F. Folino
   _________________________________________

Title:  President
      ______________________________________


BANK:

SILICON VALLEY BANK


By: /s/ Marla Johnson
   _________________________________________

Title:  Vice President
      ______________________________________

                                   EXHIBIT A
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO: CENTRAL CLIENT SERVICE DIVISION      DATE:  ____________________________

FAX#:  (408) 496-2426                    TIME:  ____________________________

_______________________________________________________________________________
FROM:  Emulex Corporation, a Delaware corporation and Emulex Corporation, a
       --------------------------------------------------------------------
California corporation
----------------------
                                  CLIENT NAME (BORROWER)

REQUESTED BY: __________________________________________________________________
                                  AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: __________________________________________________________

PHONE NUMBER: __________________________________________________________________

FROM ACCOUNT # ________________  TO ACCOUNT # __________________________________

REQUESTED TRANSACTION TYPE          REQUESTED DOLLAR AMOUNT
--------------------------          -----------------------

PRINCIPAL INCREASE (ADVANCE)        $___________________________________________
PRINCIPAL PAYMENT (ONLY)            $___________________________________________
INTEREST PAYMENT (ONLY)             $___________________________________________
PRINCIPAL AND INTEREST (PAYMENT)    $___________________________________________

OTHER INSTRUCTIONS:_____________________________________________________________
________________________________________________________________________________


All Borrower's representations and warranties in the Loan Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.
_______________________________________________________________________________
_______________________________________________________________________________
                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

_______________________________________         ________________________________
          Authorized Requester                             Phone #

_______________________________________         ________________________________
          Received By (Bank)                               Phone #


                 _____________________________________________
                          Authorized Signature (Bank)

_______________________________________________________________________________

                                   EXHIBIT B
                            COMPLIANCE CERTIFICATE


TO:       SILICON VALLEY BANK
          3003 Tasman Drive
          Santa Clara, CA 95054

FROM:     EMULEX CORPORATION, A DELAWARE CORPORATION AND EMULEX CORPORATION, A
CALIFORNIA CORPORATION


     The undersigned authorized officers of Emulex Corporation, a Delaware corporation and Emulex Corporation, a California corporation ("Borrower") certify that under the terms and conditions of the Loan Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

          Please indicate compliance status by circling Yes/No under "Complies" column.


     Reporting Covenant                           Required                                Complies
     ------------------                           ------------------                      --------
     10-Q, 10-K and 8-K                           Within 5 days after filing with SEC     Yes     No
     Compliance Certificate                       Within 50 days of each quarter          Yes     No


     Financial Covenant                           Required            Actual              Complies
     ------------------                           --------            ------              --------
     Maintain on a Quarterly Basis:
       Minimum Quick Ratio                        2.00:1.00           ______:1.00         Yes     No
       Minimum Tangible Net Worth                 $120,000,000        $________           Yes     No

     Profitability:     Quarterly                 $1                  $________           Yes     No

                                              ________________________________
Comments Regarding Exceptions:  See Attached.           BANK USE ONLY

                                              Received by:____________________
                                                            Authorized signer

                                              Date:___________________________

                                              Verified:_______________________
                                                          Authorized signer

                                              Date:___________________________

                                              Compliance Status:    Yes     No
                                              ________________________________

Sincerely,


Emulex Corporation, a Delaware corporation

_____________________________________________
Signature

_____________________________________________
Title

_____________________________________________
Date


Emulex Corporation, a California corporation

_____________________________________________
Signature

_____________________________________________
Title

_____________________________________________
Date

[LOGO]


                              SILICON VALLEY BANK


                       PRO FORMA INVOICE FOR LOAN CHARGES



BORROWER:           Emulex Corporation, a Delaware corporation
                    Emulex Corporation, a California corporation

LOAN OFFICER:       Marla W. Johnson

DATE:               August 24, 1999


                    Revolving Loan Fee                 $14,062.50
                    Documentation Fee                      750.00

                    TOTAL FEE DUE                      $14,812.50
                    -------------                      ==========


Please indicate the method of payment:

     { }  A check for the total amount is attached.

     {X}  Debit DDA # 0600592670  for the total amount.
                     ____________

     { }  Loan proceeds

Borrower:

By: /s/ Michael J. Rockenbach
   ___________________________________
   (Authorized Signer)


/s/ Paul F. Folino          9/12/99
______________________________________
Silicon Valley Bank          (Date)
Account Officer's Signature

                        CORPORATE BORROWING RESOLUTION

Borrower:   Emulex Corporation, a Delaware corporation      Bank:   Silicon Valley Bank
            3535 Harbor Boulevard                                   38 Technology Drive, Suite 150
            Costa Mesa, CA 92626                                    Irvine, CA 92618

I, the Secretary or Assistant Secretary of Emulex Corporation, a Delaware corporation ("Borrower"), CERTIFY that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower's Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

              NAMES                                  POSITIONS                           ACTUAL SIGNATURES
              -----                                  ---------                           -----------------
Paul F. Folino                          President & CEO                         /s/ Paul F. Folino
___________________________________     ___________________________________     ___________________________________
Michael J. Rockenbach                   V.P. & CFO & Secy & Treasurer            /s/ Michael J. Rockenbach
___________________________________     ___________________________________     __________________________________
___________________________________     ___________________________________     ___________________________________
___________________________________     ___________________________________     ___________________________________

may act for Borrower and:

     Borrow Money.  Borrow money from Silicon Valley Bank ("Bank").

     Execute Loan Documents.  Execute any loan documents Bank requires.

     Grant Security. Grant Bank a security interest in any of Borrower's assets.

     Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

     Letters of Credit.  Apply for letters of credit from Bank.

     Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

     Issue Warrants.  Issue warrants for Borrower's stock.

     Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X /s/ Michael J. Rockenbach
  ______________________________________________
  *Secretary or Assistant Secretary

X /s/ Paul F. Folino
  ______________________________________________
*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

                        CORPORATE BORROWING RESOLUTION

Borrower:   Emulex Corporation, a California        Bank:    Silicon Valley Bank
            corporation                                      38 Technology Drive, Suite 150
            3535 Harbor Boulevard                            Irvine, CA 92618
            Costa Mesa, CA 92626

I, the Secretary or Assistant Secretary of Emulex Corporation, a California corporation ("Borrower"), CERTIFY that Borrower is a corporation existing under the laws of the State of California.

I certify that at a meeting of Borrower's Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

              NAMES                                  POSITIONS                           ACTUAL SIGNATURES
              -----                                  ---------                           -----------------
Paul F. Folino                          President & CEO                          /s/ Paul F. Folino
___________________________________     ___________________________________     ___________________________________
Michael J. Rockenbach                   V.P., CFO, Sec'y & Treasurer             /s/ Michael J. Rockenbach
___________________________________     ___________________________________     ___________________________________
___________________________________     ___________________________________     ___________________________________
___________________________________     ___________________________________     ___________________________________

may act for Borrower and:

     Borrow Money.  Borrow money from Silicon Valley Bank ("Bank").

     Execute Loan Documents.  Execute any loan documents Bank requires.

     Grant Security. Grant Bank a security interest in any of Borrower's assets.

     Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

     Letters of Credit.  Apply for letters of credit from Bank.

     Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

     Issue Warrants.  Issue warrants for Borrower's stock.

     Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X /s/ Michael J. Rockenbach
  ______________________________________________
  *Secretary or Assistant Secretary

X /s/ Paul F. Folino
  ______________________________________________
*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.